Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2015 THIRD QUARTER

San Antonio, TX, November 5, 2015 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the third quarter ended September 30, 2015.

“In an increasingly fragmented advertising landscape, outdoor is one of the most powerful mass-market visual mediums to reach consumers that are spending more time than ever outside of the home,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc. “The investments we’ve made to bring our assets into the digital age enable us to push the boundaries of out-of-home campaigns and provide creative solutions for advertisers globally with the scale and flexibility they demand.”

“International Outdoor delivered another quarter of top line growth driven by strength in key European markets,” said International Outdoor Chief Executive Officer William Eccleshare. “We are pleased with the underlying performance of the business when excluding one-time costs associated with portfolio management initiatives, and we continue to focus expanding our digital footprint across key markets, such as the UK with our Storm digital brand.”

“We’ve further bolstered our management team with the addition of key talent across both sales and operational roles, and I am pleased to report another quarter of revenue growth,” said Americas Outdoor CEO Scott Wells. “We are focused on developing key strategies to drive tangible results for our advertising partners and proving the powerful value proposition of out of home advertising locally and nationally.”

Key Financial Highlights

The Company’s key financial highlights for the third quarter 2015 include:

•	Consolidated revenues increased 1% to $752 million, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenues decreased 6% to $696 million.

•	Americas outdoor revenues increased $4 million, or 1%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $3 million, or 1%.

•	International outdoor revenues increased $5 million, or 1%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $43 million, or 11%.

•	OIBDAN[1] decreased 1%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN[1] decreased 3%.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Installed 15 new digital billboards in North America for an end of quarter total of 1,220 across 38 markets (over 1,300 including Latin America) and 724 new digital displays in international markets for an end of quarter total of over 5,000 displays.

•	Partnered with Vistar Media to use location data from mobile devices to understand consumer behavior, and then deliver relevant messages to these screens using Vistar’s ad serving platform. The partnership underscores Americas Outdoor’s dedication to using technology and data to connect its screens with digital media strategies and buyers.

•	Launched multi-year partnership with Vertical Bridge for the management and marketing of antenna and small cell site deployment on Americas Outdoor billboards and other out-of-home assets in 45 of the top 50 U.S. markets – covering more geography and out-of-home inventory than any other such agreement in the U.S.

•	Created one of the longest digital out-of-home advertising sites in Europe. The site, located on London’s Cromwell Road, is nearly 80 yards long with six consecutive 96-sheet screens sold together as single advertising opportunity.

•	Won two contracts in Switzerland, including a street furniture contract in Lucerne (launching in Q1 2016) and a transport contract in Zurich (launching in Q1 2017).

•	Named Dan Levi Chief Marketing Officer for Americas Outdoor, leading the business’s overall marketing strategy and execution, including advancing digital integration capabilities, new partnerships and ad sales strategies.

Revenues, Operating Expenses and OIBDAN by Segment

	Three Months Ended			Nine Months Ended
(In thousands)	September 30,		% Change	September 30,		% Change
	2015	2014		2015	2014
Revenue[1]
Americas	$347,336	$350,464	(1%)	$984,485	$985,420	(0%)
International	348,941	392,330	(11%)	1,049,654	1,173,830	(11%)

Consolidated revenue	$696,277	$742,794	(6%)	$2,034,139	$2,159,250	(6%)

Operating expenses[1,2]
Americas	$208,611	$212,544	(2%)	$617,540	$624,600	(1%)
International	296,664	327,903	(10%)	882,700	983,725	(10%)

Consolidated operating expenses	$505,275	$540,447	(7%)	$1,500,240	$1,608,325	(7%)

OIBDAN[1]
Americas	$138,725	$137,920	1%	$366,945	$360,820	2%
International	52,277	64,427	(19%)	166,954	190,105	(12%)
Corporate[1]	(25,993)	(32,086)		(81,171)	(91,866)

Consolidated OIBDAN	$165,009	$170,261	(3%)	$452,728	$459,059	(1%)

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1

	Three Months Ended			Nine Months Ended
(In thousands)	September 30,		% Change	September 30,		% Change
	2015	2014		2015	2014
Revenue[1]
Americas	$354,472	$350,464	1%	$1,000,512	$985,420	2%
International	397,300	392,330	1%	1,212,055	1,173,830	3%

Consolidated revenue	$751,772	$742,794	1%	$2,212,567	$2,159,250	2%

Operating expenses[1,2]
Americas	$214,487	$212,544	1%	$630,970	$624,600	1%
International	341,531	327,903	4%	1,026,016	983,725	4%

Consolidated operating expenses	$556,018	$540,447	3%	$1,656,986	$1,608,325	3%

OIBDAN[1]
Americas	$139,985	$137,920	1%	$369,542	$360,820	2%
International	55,769	64,427	(13%)	186,039	190,105	(2%)
Corporate[1]	(26,723)	(32,086)		(84,347)	(91,866)

Consolidated OIBDAN	$169,031	$170,261	(1%)	$471,234	$459,059	3%

Certain prior period amounts have been reclassified to conform to the 2015 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses.
[3]	As discussed in note 1 of the 10-Q, the operations of Latin America are no longer reflected within the Company’s International outdoor segment and are currently included in the results of its Americas outdoor segment.

Third Quarter 2015 Results

Consolidated revenues increased 1% to $752 million in 2015 compared to 2014 after adjusting for a $55 million unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 6%.

After adjusting for movements in foreign exchange rates, the Company’s OIBDAN1 was down 1% in the third quarter 2015 compared to the same period of 2014. Included in the 2015 third quarter OIBDAN1 were $8 million of operating expenses and $1 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, $1 million lower than such expenses in the prior year. On a reported basis, OIBDAN1 was down down 3% to $165 million for the third quarter compared to the same period in 2014.

The Company’s consolidated net loss totaled $15 million in the third quarter of 2015 compared to consolidated net income of $1 million in the same period of 2014. The decrease was primarily due to the foreign exchange impact on intercompany loans off set by the income tax benefit recorded in the third quarter 2015, compared to income tax expense recorded in the same period in 2014.

Americas

Americas outdoor revenues increased $4 million, or 1%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $7 million unfavorable impact from movements in foreign exchange rates. Growth was driven primarily by higher revenues from our Spectacolor and street furniture businesses, partially offset by lower advertising revenues from our static and digital bulletins and posters. On a reported basis, revenues decreased $3 million, or 1%.

Operating expenses increased $2 million during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $6 million favorable impact from movements in foreign exchange rates. The increase was primarily due to higher variable site lease expenses related to the increase in revenues. On a reported basis, operating expenses decreased $4 million, or 2%.

OIBDAN increased $2 million, or 1%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $1 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was up $1 million, or 1%.

International

International outdoor revenues increased $5 million, or 1%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $48 million unfavorable impact from movements in foreign exchange rates. The increase in revenue was driven primarily by growth in certain European countries, including the UK, Norway and Italy, partially offset by a decrease in other countries, including France. On a reported basis, revenues decreased $43 million, or 11%.

Operating expenses increased $14 million, or 4%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $45 million impact from movements in foreign exchange rates. Operating expenses increased primarily due to site lease termination fees incurred in connection with strategic efficiency initiatives and higher compensation expense. On a reported basis, operating expenses decreased $31 million, or 10%.

OIBDAN decreased $9 million, or 13%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $3 million unfavorable impact from movements in foreign exchange rates. OIBDAN in the third quarter 2015 includes $7 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $2 million in the 2014 period. On a reported basis, OIBDAN was down $12 million, or 19%, compared to the prior year period.

Liquidity and Financial Position

For the nine months ended September 30, 2015, cash flow provided by operating activities was $126 million, cash flow used for investing activities totaled $134 million, cash flow provided by financing activities of $5 million, and there was $11 million impact from movements in foreign exchange rates on cash. The net decrease in cash was $13 million.

Capital expenditures for the nine months ended September 30, 2015 were approximately $139 million compared to $135 million for the nine months ended September 30, 2014.

The consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.7:1 at September 30, 2015, and the senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.7:1 at September 30, 2015. As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $740 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended September 30, 2015:

(In millions)	Four Quarters Ended
Note numbers may not sum due to rounding	September 30, 2015
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$739.5
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(25.3)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(9.0)
Non-cash charges	(11.5)
Other items	(7.8)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(421.7)

Operating income	264.2
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	414.5
Less: Interest expense, net	(354.2)
Plus: Interest income on Due from iHeartCommunications	61.1
Plus: Current income tax benefit	9.3
Plus: Other income, net	16.6
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	3.2
Change in assets and liabilities, net of assets acquired and liabilities assumed	(128.9)

Net cash provided by operating activities	$285.8

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on November 5, 2015 at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0718 (U.S. callers) and (651) 291-1170 (International callers) and the passcode for both is 371859. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 371859. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$696,277	$742,794	$2,034,139	2,159,250
Operating expenses:
Direct operating expenses	372,716	400,834	1,108,029	1,195,491
Selling, general and administrative expenses	132,559	139,613	392,211	412,834
Corporate expenses	28,347	33,548	87,254	97,578
Depreciation and amortization	93,040	100,416	280,539	297,883
Impairment charges	21,631	—	21,631	—
Other operating income (expense), net	5,029	4,623	244	7,524

Operating income	53,013	73,006	144,719	162,988
Interest expense	88,088	87,695	266,060	265,168
Interest income on Due from iHeartCommunications	15,630	15,105	45,932	45,005
Equity in earnings (loss) of nonconsolidated affiliates	(812)	4,185	(641)	3,776
Other income (expense), net	(17,742)	2,191	17,472	16,071

Income (loss) before income taxes	(37,999)	6,792	(58,578)	(37,328)
Income tax benefit (expense)	22,797	(5,372)	19,709	2,503

Consolidated net income (loss)	(15,202)	1,420	(38,869)	(34,825)
Less: Amount attributable to noncontrolling interest	7,379	8,483	15,820	18,071

Net income (loss) attributable to the Company	$(22,581)	$(7,063)	$(54,689)	$(52,896)

For the three months ended September 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $55 million and decreased direct operating expenses by $38 million, SG&A expenses by $13 million and Corporate expenses by $1 million. For the nine months ended September 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $178 million and decreased direct operating expenses by $116 million, SG&A expenses by $40 million and Corporate expenses by $3 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2015 and December 31, 2014:

(In millions)	September 30,	December 31,
	2015	2014
Cash and cash equivalents	$172.9	$186.2
Total current assets	1,102.3	1,079.9
Net property, plant and equipment	1,756.5	1,905.7
Due from iHeartCommunications	913.7	947.8
Total assets	6,133.3	6,362.4

Current liabilities (excluding current portion of long-term debt)	666.7	714.4
Long-term debt (including current portion of long-term debt)	4,929.4	4,933.9
Shareholders’ deficit	(297.8)	(140.9)

TABLE 3 - Total Debt

At September 30, 2015 and December 31, 2014, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	September 30,	December 31,
	2015	2014
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	10.1	15.1
Original issue discount	(5.7)	(6.2)

Total debt	4,929.4	4,933.9
Cash	172.9	186.2

Net Debt	$4,756.5	$4,747.7

The current portion of long-term debt was $2.3 million and $3.5 million as of September 30, 2015 and December 31, 2014, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2015 and 2014. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Interest income on Due from iHeartCommunications, Inc.; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2015 actual foreign revenues, expenses and OIBDAN at average 2014 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income, net	Impairment charges	Other adjustments	OIBDAN
Three Months Ended September 30, 2015
Americas	$88,604	$—	$50,121	$—	$—	$—	$138,725
International	10,713	—	41,564	—	—	—	52,277
Impairment Charges	(21,631)	—	—	—	21,631	—	—
Corporate	(29,702)	2,316	1,355	—	—	38	(25,993)
Other operating income, net	5,029	—	—	(5,029)	—	—	—

Consolidated	$53,013	$2,316	$93,040	$(5,029)	$21,631	$38	$165,009

Three Months Ended September 30, 2014
Americas	$86,617	$—	$51,303	$—	$—	$—	$137,920
International	16,652	—	47,775	—	—	—	64,427
Corporate	(34,886)	1,462	1,338	—	—	—	(32,086)
Other operating income, net	4,623	—	—	(4,623)	—	—	—

Consolidated	$73,006	$1,462	$100,416	$(4,623)	$—	$—	$170,261

Nine Months Ended September 30, 2015
Americas	$215,371	$—	$151,574	$—	$—	$—	$366,945
International	41,993	—	124,961	—	—	—	166,954
Impairment Charges	(21,631)	—	—	—	21,631	—	—
Corporate	(91,258)	6,045	4,004	—	—	38	(81,171)
Other operating income, net	244	—	—	(244)	—	—	—

Consolidated	$144,719	$6,045	$280,539	$(244)	$21,631	$38	$452,728

Nine Months Ended September 30, 2014
Americas	$209,958	$—	$150,862	$—	$—	$—	$360,820
International	46,110	—	143,995	—	—	—	190,105
Corporate	(100,604)	5,712	3,026	—	—	—	(91,866)
Other operating income, net	7,524	—	—	(7,524)	—	—	—

Consolidated	$162,988	$5,712	$297,883	$(7,524)	$—	$—	$459,059

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

	Three Months Ended			Nine Months Ended
(In thousands)	September 30,		% Change	September 30,		% Change
	2015	2014		2015	2014
Consolidated revenue	$696,277	742,794	(6%)	$2,034,139	2,159,250	(6%)
Excluding: Foreign exchange decrease	55,495	—		178,428	—

Revenue excluding effects of foreign exchange	$751,772	$742,794	1%	$2,212,567	$2,159,250	2%

Americas revenue	$347,336	$350,464	(1%)	$984,485	$985,420	(0%)
Excluding: Foreign exchange decrease	7,136	—		16,027	—

Americas revenue excluding effects of foreign exchange	$354,472	$350,464	1%	$1,000,512	$985,420	2%

International revenue	$348,941	$392,330	(11%)	$1,049,654	$1,173,830	(11%)
Excluding: Foreign exchange decrease	48,359	—		162,401	—

International revenue excluding effects of foreign exchange	$397,300	$392,330	1%	$1,212,055	$1,173,830	3%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

	Three Months Ended			Nine Months Ended
(In thousands)	September 30,		% Change	September 30,		% Change
	2015	2014		2015	2014
Consolidated expense	$505,275	$540,447	(7%)	$1,500,240	$1,608,325	(7%)
Excluding: Foreign exchange decrease	50,743	—		156,746	—

Consolidated expense excluding effects of foreign exchange	$556,018	$540,447	3%	$1,656,986	$1,608,325	3%

Americas expense	$208,611	$212,544	(2%)	$617,540	$624,600	(1%)
Excluding: Foreign exchange decrease	5,876	—		13,430	—

Americas expense excluding effects of foreign exchange	$214,487	$212,544	1%	$630,970	$624,600	1%

International expense	$296,664	$327,903	(10%)	$882,700	$983,725	(10%)
Excluding: Foreign exchange decrease	44,867	—		143,316	—

International expense excluding effects of foreign exchange	$341,531	$327,903	4%	$1,026,016	$983,725	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

	Three Months Ended			Nine Months Ended
(In thousands)	September 30,		% Change	September 30,		% Change
	2015	2014		2015	2014
Consolidated OIBDAN	$165,009	$170,261	(3%)	$452,728	$459,059	(1%)
Excluding: Foreign exchange decrease	4,022	—		18,506	—

OIBDAN excluding effects of foreign exchange	$169,031	$170,261	(1%)	$471,234	$459,059	3%

Americas OIBDAN	$138,725	$137,920	1%	$366,945	$360,820	2%
Excluding: Foreign exchange decrease	1,260	—		2,597	—

Americas OIBDAN excluding effects of foreign exchange	$139,985	$137,920	1%	$369,542	$360,820	2%

International OIBDAN	$52,277	$64,427	(19%)	$166,954	$190,105	(12%)
Excluding: Foreign exchange decrease	3,492	—		19,085	—

International OIBDAN excluding effects of foreign exchange	$55,769	$64,427	(13%)	$186,039	$190,105	(2%)

Corporate OIBDAN	$(25,993)	$(32,086)	(19%)	$(81,171)	$(91,866)	(12%)
Excluding: Foreign exchange decrease	(730)	—		(3,176)	—

Corporate OIBDAN excluding effects of foreign exchange	$(26,723)	$(32,086)	(17%)	$(84,347)	$(91,866)	(8%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

	Three Months Ended			Nine Months Ended
(In thousands)	September 30,		% Change	September 30,		% Change
	2015	2014		2015	2014
Corporate Expense	$28,347	$33,548	(16%)	$87,254	$97,578	(11%)
Less: Non-cash compensation expense	(2,316)	(1,462)		(6,045)	(5,712)
Less: Amortization of system implementation costs	(38)	—		(38)	—

	$25,993	$32,086	(19%)	$81,171	$91,866	(12%)

Reconciliation of OIBDAN to Net Income (Loss)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30,		% Change	September 30,		% Change
	2015	2014		2015	2014
OIBDAN	$165,009	$170,261	(3%)	$452,728	$459,059	(1%)
Non-cash compensation expense	2,316	1,462		6,045	5,712
Depreciation and amortization	93,040	100,416		280,539	297,883
Impairment charges	21,631	—		21,631	—
Amortization of deferred system implementation costs	38	—		38	—
Other operating income (expense), net	5,029	4,623		244	7,524

Operating income	53,013	73,006		144,719	162,988
Interest expense	88,088	87,695		266,060	265,168
Interest income on Due from iHeartCommunications	15,630	15,105		45,932	45,005
Equity in earnings (loss) of nonconsolidated affiliates	(812)	4,185		(641)	3,776
Other (income) expense, net	(17,742)	2,191		17,472	16,071

Income (loss) before income taxes	(37,999)	6,792		(58,578)	(37,328)
Income tax benefit (expense)	22,797	(5,372)		19,709	2,503

Consolidated net income (loss)	(15,202)	1,420		(38,869)	(34,825)
Less: Amount attributable to noncontrolling interest	7,379	8,483		15,820	18,071

Net income (loss) attributable to the Company	$(22,581)	$(7,063)		$(54,689)	$(52,896)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with more than 640,000 displays in over 40 countries across Asia, Australia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 45 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes over 1,200 digital billboards across 38 markets in North America and over 5,000 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Senior Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and other liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders; and the impact of these and additional factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.